SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004 (February 18, 2004)

Introgen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Congress Avenue, Suite 1850, Austin, Texas	78701

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 708-9310

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On February 18, 2004, Robert L. Moore resigned from the Board of Directors of Introgen Therapeutics, Inc. (the “Company”). Mr. Moore had served as a director of the Company since January 2003, and had also served as a member of the Audit Committee of the Board of Directors during that period. Also on February 18, 2004, Malcolm Gillis, Ph.D., was appointed to the Company’s Board of Directors to fill the vacancy created by Mr. Moore’s resignation. The Company issued a press release on February 19, 2004 regarding this matter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release dated February 19, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2004	INTROGEN THERAPEUTICS, INC.
/s/ JAMES W. ALBRECHT, JR.
James W. Albrecht, Jr.
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit
Number	Description of Document
99.1	Press Release dated February 19, 2004.